UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________
FORM 8-K

_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 19, 2013
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SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)
  _______________________________

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

SYNNEX held an Annual Meeting of Stockholders on March 19, 2013, at which the following occurred:
Proposal 1 : Election of ten directors to hold office until the 2014 Annual Meeting of Stockholders:

ELECTION OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Dwight Steffensen	34,537,487	147,524	1,228,470
Kevin Murai	34,537,124	147,887	1,228,470
Fred Breidenbach	34,664,649	20,362	1,228,470
Hau Lee	34,562,693	122,318	1,228,470
Matthew Miau	32,302,006	2,383,005	1,228,470
Dennis Polk	34,537,325	147,686	1,228,470
Gregory Quesnel	34,664,881	20,130	1,228,470
Thomas Wurster	34,673,885	11,126	1,228,470
Duane Zitzner	34,664,732	20,279	1,228,470
Andrea Zulberti	34,673,881	11,130	1,228,470

Proposal 2 : The advisory vote to approve SYNNEX' executive compensation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,535,192	113,706	36,112	1,228,471

Proposal 3 : The vote on a proposal to approve the SYNNEX Corporation 2013 Stock Incentive Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
33,138,107	1,531,034	15,869	1,228,471

Proposal 4 : The vote to ratify the selection by the Audit Committee of the Board of Directors of KMPG LLP as SYNNEX' independent registered public accountants was as follows:

FOR	AGAINST	ABSTAIN
35,891,861	15,209	6,411

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 25, 2013

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

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